                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33 - 6659, 33-29615, 33-44807 and 33-72922 on Form S-8 and in Registration Statement Nos. 33-87704 and 333-1847 on Form S-3 of our report, dated May 3, 1996, appearing in this Annual Report on Form 10-KSB of Dense-Pac Microsystems, Inc. for the year ended February 29, 1996.



/s/ DELOITTE & TOUCHE LLP
- -------------------------
    DELOITTE & TOUCHE LLP

Costa Mesa, California
May 28, 1996